Dated                                                        1995


FREEPORT-McMoRan COPPER & GOLD INC.




and




THE RTZ CORPORATION PLC







IMPLEMENTATION AGREEMENT






RTZ Legal Department
6 St James's Square
London SW1Y 4LD
PSW/Agrts/A-455(9)
- -1-

THIS IMPLEMENTATION AGREEMENT is made as of 2 May 1995

BETWEEN:

(1) FREEPORT-McMoRan COPPER & GOLD INC. of 1615 Poydras Street, New Orleans, LA 70112, U.S.A. ("FCX") and

(2)     THE RTZ CORPORATION PLC of 6 St. James's Square, London SW1Y
4LD ("RTZ")

WHEREAS

(A) By a letter of intent dated March 7, 1995 from FCX to RTZ and signed by RTZ as of March 7, 1995 (the "Letter of Intent"), FCX and RTZ confirmed their mutual intention with respect to participation by RTZ or one or more of its subsidiaries in certain transactions relating to operations of FCX and its subsidiaries

(B) The transactions referred to in the Letter of Intent include, among other things,

        (i) the establishment of joint ventures, and certain financing arrangements in connection therewith, to explore and develop within the Contract Areas covered by the PT-FI Contract of Work and the PT-IRJA Contract of Work

        (ii) the purchase by RTZ or one or more subsidiaries of RTZ of 25% of the Huelva smelter of Rio Tinto Minera S.A.
("RTM"), FCX's wholly-owned Spanish subsidiary, and of the RTM group's related Spanish exploration rights at a price pro rata to FCX's cost of acquisition

        (iii) the establishment by FCX of an operating committee which will include representatives of FCX and RTZ and which will, among other things, be involved generally in day-to-day operations of the businesses of FCX and its operating subsidiaries

(C) The transactions referred to in (i) of Recital (B) above will involve the incorporation by RTZ in Indonesia of one or more limited liability subsidiaries

(D) The parties wish to record in a legally binding agreement the steps they will take in order to implement the transactions referred to in Recital (B) above and have agreed to guarantee the obligations of their respective subsidiaries under the Transaction Agreements

IT IS AGREED as follows:

- -2-

DEFINITIONS

1.      (1)     Capitalised terms used in this Agreement that are not
defined in this Agreement shall have the respective meanings given to them in the PT-FI Participation Agreement (including the annexes thereto).

        (2) In this Agreement unless the context otherwise requires, the following terms shall have the following meanings:

                (a) "Eastern Minerals Contract Area" means the Contract Area as defined in the PT-IRJA Contract of Work

                (b) "Effective Date" has the meaning assigned to that expression in the PT-FI Participation
Agreement

                (c) "Exploration Obligation" means the obligation on the part of RTZ contained in Clause 6(1)

                (d)     "Government" means The Government of the
Republic of Indonesia

                (e) "Indonesian Closing" means the closing of the transactions contemplated by Clause 4(1)

                (f)     "Indonesian Documents" means the PT-FI
Participation Agreement, the RTZ Loan Agreement, the Security Agreements and the documents to be executed in connection therewith pursuant to the terms thereof

                (g) "Indonesian Operations" means together the operations of PT-FI in the PT-FI Contract Area and the operations of PT-IRJA in the Eastern
Minerals Contract Area

                (h) "Intercreditor Agreement" means the agreement to be entered into between, among others, the Banks, RTZ Lender, PT-RTZ and the trustee under the Security Agreements, in form and substance satisfactory to the parties thereto and FCX, containing provisions reflecting the Bank
Consent Letters attached to this Agreement as Exhibit B

                (i) "Letter of Intent" means the letter of intent referred to in recital (A)

                (j) "PT-FI" means P.T. Freeport Indonesia Company, a limited liability company organised under the laws of the Republic of Indonesia and domesticated in the State of Delaware, USA
- -3-

                (k) "PT-FI Contract Area" means the Contract Area as defined in the PT-FI Contract of Work, comprising Contract Area Block A and Contract
Area Block B

                (l) "PT-FI Contract of Work" means the Contract of Work dated 30 December 1991 between the
Government and PT-FI whereby the Government appointed PT-FI as the sole contractor for the Government with respect to the PT-FI Contract
Area, with the sole rights to explore, mine, process, store, transport, market, sell and dispose of Products (as defined in the PT-FI
Contract of Work) in the PT-FI Contract Area

                (m) "PT-FI Participation Agreement" means the participation agreement between PT-FI and PT-RTZ
(including all annexes and schedules thereto) in relation to the PT-FI Contract Area in the form set out in Schedule 1 to this Agreement or as the same may be amended by mutual agreement

                (n) "PT-IRJA" means P.T. IRJA Eastern Minerals Corporation, a limited liability company organised under the laws of the Republic of Indonesia

                (o) "PT-IRJA Agreements" means the agreement(s) referred to in Clause 5(1)

                (p) "P.T. IRJA Closing" means the closing of the transactions contemplated by Clause 5(1)

                (q) "PT-IRJA Contract of Work" means the Contract of Work dated 15 August 1994 between the Government and PT-IRJA whereby the Government appointed PT-
IRJA as the sole contractor for the Government with respect to the Eastern Minerals Contract
Area, with the sole rights to explore, mine, process, store, transport, market, sell and dispose of Products (as defined in the PT-IRJA
Contract of Work) in the Eastern Minerals
Contract Area

                (r) "PT-RTZ" means the limited liability company in Indonesia first mentioned in Clause 3 which shall be party to the PT-FI Participation
Agreement

                (s)     "RTM" means Rio Tinto Minera S.A.

                (t) "RTZ-Approved Costs" has the meaning assigned to that expression in Clause 6(3)
- -4-

                (u) "RTZ Lender" means the wholly-owned subsidiary of RTZ organised or to be organised under the laws of England which RTZ designates as the lender under the RTZ Loan Agreement

                (v)     "RTZ Loan Agreement" means the agreement
(including all annexes and schedules thereto) between PT-FI and RTZ Lender whereby RTZ Lender agrees to make available to PT-FI a facility of up to $450,000,000 to fund one or more Approved
Expansion Projects in the form set out in
Schedule 2 to this Agreement or as the same may be amended by mutual agreement

                (w) "Security Agreements" means the Trust Agreement to be executed by PT-FI in order, inter alia, to provide security for the RTZ Loan as provided in and scheduled to the RTZ Loan Agreement
(including the Trust Arrangements described in Exhibit A to this Agreement together with the power of attorney and any other documents referred to therein)

                (x) "Spanish Closing" means the closing of the transactions contemplated by Clause 5(2)

                (y)     "Spanish Documents" means the agreements as
referred to in Clause    5(2)

                (z) "Stock Purchase Agreement" means the Agreement of even date between Freeport-McMoRan Inc. and FCX, on the one hand, and RTZ, RTZ Indonesia
Limited and RTZ America, Inc., on the other hand

                (aa) "subsidiary" has the meaning assigned to that expression in Section 736 of the Companies Act
1985 of Great Britain

                (bb) "Transaction Agreements" means any one or more of the following agreements, namely the Indonesian Documents, the PT-IRJA Agreements and the Spanish Documents.

        (3)     In this Agreement

                (a) references to any document or agreement includes such document or agreement as amended, novated, substituted, varied, supplemented or replaced from time to time

                (b) references to any statute, code, decree, regulation or ordinance or to any provision thereof includes any modification or re-enactment thereof or any provision substituted therefor and all statutory or other instruments issued thereunder
- -5-

                (c) headings to clauses, sub-clauses, Schedules or Annexes are for convenience only and shall not affect the interpretation of this Agreement.

OPERATING COMMITTEE OF FCX

2.      (1)     FCX shall, promptly following the date of this
Agreement, establish an Operating Committee, among other things to:

                (a) monitor progress towards meeting the conditions precedent to the various closings referred to in this Agreement

                (b) receive reports on the operations from time to time of FCX and its operating subsidiaries

                (c) design appropriate actions for presentation to and consideration by the board of directors of FCX respecting the operating subsidiaries of FCX

                (d) develop plans and make recommendations to the board of directors of FCX

                (e) monitor execution of plans approved by the board of directors of FCX and the incurring of Exploration Costs contemplated in Clause
6(1)(a), and

                (f) subject to the control of the board of directors of FCX, be involved generally in day-to-day operations of the businesses of FCX and its operating subsidiaries.

        (2) The Operating Committee referred to in Clause 2(1) above will have the following members and, unless otherwise agreed between FCX and RTZ, no others:

                (a)     the President and Chief Operating Officer of
FCX, as Chairman

                (b)     one member appointed by RTZ

                (c) the General Manager of the mining operations of PT-FI.

Each of FCX, PT-FI and RTZ may appoint one or more alternates to act in the absence of the regular member appointed by it. Any alternate so acting shall be deemed a member of the Operating Committee. Appointments shall be made or changed by written notice to the other Committee members.

- -6-

ESTABLISHMENT OF INDONESIAN SUBSIDIARY(IES)

3. As soon as practicable after the date of this Agreement, RTZ shall use its best endeavours to procure that there is established a limited liability company in Indonesia which is an indirect wholly-owned subsidiary of RTZ and, subject to the conditions contained herein, RTZ will procure that such company will enter into the PT-FI Participation Agreement and become a Participant
(as defined in the PT-FI Participation Agreement) with the rights and obligations with respect to the PT-FI Contract of Work and the PT-FI Contract Area therein contained. Should the PT-IRJA Agreements require or RTZ elect to have as the RTZ party thereto a limited liability company established in Indonesia which is other than P.T.-RTZ, RTZ shall use its best endeavours to procure that such a limited liability company is established as soon as practicable (such other limited liability company being hereafter referred to as PT-RTZ2). FCX shall render to RTZ all such assistance as RTZ may reasonably require to facilitate the establishment of the limited liability company(ies) referred to in this Clause 3.

INDONESIAN CLOSING

4. The Indonesian Closing shall take place at RTZ's offices in London, England on the fifth Business Day after the last of the conditions precedent referred to in Clauses 9(1)(a), 9(2) and 9(3) to be satisfied or waived shall have been satisfied or waived by the party or parties entitled to waive the same as provided in the paragraphs concerned of such sub-clauses (or at such other place or places and/or on such other date as FCX and RTZ may agree) when the following shall occur:

        (a) FCX shall procure that PT-FI shall execute each of the following agreements:

                (i)     the PT-FI Participation Agreement

                (ii) the Assignment of an Interest in the Contract of Work scheduled to the PT-FI Participation
Agreement

                (iii)   the RTZ Loan Agreement

                (iv)    the Security Agreements


        (b) RTZ shall procure that P.T.-RTZ shall execute the following agreements:

                (i)     the PT-FI Participation Agreement

                (ii) the Assignment of an Interest in the Contract of Work scheduled to the PT-FI Participation
Agreement
- -7-

        (c) RTZ shall procure that RTZ Lender shall execute each of the following agreements:

                (i)     the RTZ Loan Agreement

                (ii)    the Security Agreements.

OTHER CLOSINGS

5.      (1)     As soon as practicable after the date of this
Agreement, each of FCX and RTZ shall negotiate in good faith with a view to agreeing as soon as practicable one or more agreements in respect of the Eastern Minerals Contract Area in substantially the form of the PT-FI Participation Agreement as modified to reflect the parties' intentions as set out in the Letter of Intent or otherwise to provide an alternative structure which achieves the same business objective on a mutually more favourable basis from tax, accounting, corporate and regulatory perspectives. Each of FCX and RTZ shall procure that, as soon as practicable after the form and content of such agreement(s) are agreed, it will (if itself a party to any such agreement) execute the same or procure (in any other case) that its subsidiary or subsidiaries which is or are to be party to any such agreement(s) execute the same. If any such agreement(s) contain conditions precedent which are required to be satisfied or fulfilled, each of FCX and RTZ shall use its best endeavours to ensure satisfaction or fulfilment of the same as soon as practicable.

        (2) As soon as practicable after the date of this Agreement, each of FCX and RTZ shall negotiate in good faith with a view to agreeing as soon as practicable one or more agreements in respect of the Spanish purchases referred to in paragraph (ii) of Recital (B) which reflect their mutual intention in respect thereof set out in the Letter of Intent or any alternative structure which achieves the same business objective on a more favourable basis from tax, accounting, corporate and regulatory perspectives. Each of FCX and RTZ shall procure that, as soon as practicable after the form and content of such agreement(s) are agreed, it will (if itself a party to any such agreement) execute the same or procure (in any other case) that its subsidiary or subsidiaries which is or are to be party to any such agreement(s) execute the same. If any such agreement(s) contain conditions precedent which are required to be satisfied or fulfilled, each of FCX and RTZ shall each use its best endeavours to ensure satisfaction or fulfilment of the same as soon as practicable. Failure by the parties hereto to reach agreement on the agreements referred to in this Clause 5(2) shall not affect the validity or enforceability of the remainder of this Agreement.

EXPLORATION OBLIGATION

6.      (1)     Subject to the Indonesian Closing occurring (except as
otherwise agreed to in writing by RTZ), RTZ shall procure that P.T.-RTZ and the RTZ subsidiary party to the P.T. IRJA Agreements
(whether PT-RTZ2 or some other subsidiary of RTZ) shall:

- -8-

                (a) reimburse PT-FI and P.T. IRJA respectively for all Exploration Costs (including, without limitation, any costs incurred in respect of the Feasibility Study referred to in Clause 8(2)(b)) which are incurred after the date of this Agreement and up to the date of the Indonesian
Closing pursuant to PT-FI's or (as the case may be) P.T. IRJA's respective existing Exploration budgets for 1995 or regular annual Exploration budgets for 1996 up to a maximum aggregate amount of $50,000,000 (or such greater amount as RTZ at its sole discretion may agree)

                (b) after the Indonesian Closing, pay in accordance with the terms of the PT-FI Participation
Agreement or the P.T. IRJA Agreements (as the case may be) all Exploration Costs approved by the relevant Exploration Committee incurred in respect of the PT-FI Contract Area or (as the case may be) the Eastern Minerals Contract Area up to a maximum aggregate sum of $[100,000,000 -
A], where A is the aggregate sum reimbursed pursuant to Clause 6(1)(a) above,

provided that not less than $40,000,000 of the aggregate sum referred to above shall be reimbursed or paid by P.T.-RTZ in respect of Contract Area Block A (as defined in the PT-FI Contract of Work) and that not less than $10,000,000 of the aggregate sum referred to above shall be reimbursed or paid by the RTZ subsidiary party to the P.T. IRJA Agreements in respect of the Eastern Minerals Contract Area.

        (2) Subject to the Indonesian Closing occurring, should RTZ-Approved Costs not equal or exceed $100,000,000 on the fifth anniversary of the Effective Date, RTZ shall, at its option, either pay to the Operator under the PT-FI Participation Agreement the difference between $100,000,000 and the total of RTZ-Approved Costs on the fifth anniversary of the Effective Date or procure that there is re-assigned to PT-FI and to the FCX party to the P.T.-IRJA Agreements all interests in the respective Contracts of Work, revenues, assets and other property assigned to or owned by P.T.-RTZ (in the case of the re-assignment to PT-FI) or the subsidiary of RTZ party to the P.T.-IRJA Agreements (in the case of the re-assignment to the FCX party to the P.T.-IRJA
Agreements), in the event of which re-assignments P.T.-RTZ and the RTZ subsidiary party to the P.T.-IRJA Agreements will have no further interest in or obligations in respect of the PT-FI Participation Agreement or (as the case may be) the PT-IRJA Agreements and all rights and obligations of all of the parties to the Indonesian Documents and the P.T.-IRJA Agreements executed prior to such re-assignments will terminate.

        (3)     In this Clause 6,

                (a)     "RTZ-Approved Costs" means together

                        (i)     the aggregate of Exploration Costs
reimbursed by P.T.-RTZ and the RTZ
subsidiary party to the P.T.-IRJA
Agreements pursuant to Clause 6(1)(a) and Exploration Costs incurred or
- -9-
                                approved pursuant to the PT-FI
Participation Agreement or the P.T.-IRJA
Agreements and

                        (ii) costs or expenditure which are/is not incurred but which are/is approved by RTZ for expenditure (and in respect of which RTZ or P.T.-RTZ or the RTZ subsidiary party to the P.T.-IRJA Agreements had made funds available to the Operator under the PT-FI Contract of Work or the Operator under the P.T.-IRJA Contract of Work at such time or times over the period ending on the fifth anniversary of the Effective
Date as such costs shall have been
approved by RTZ) on labour, supplies,
contract costs and other costs directly
attributable or allocable to Exploration in the PT-FI Contract Area or the Eastern
Minerals Contract Area, including fully
loaded labour, logistical support costs, facility and other miscellaneous costs required to support these activities

                (b) reference to approval by RTZ means approval either by the board of directors of P.T.-RTZ or (as the case may be) the subsidiary of RTZ party to the PT-IRJA Agreements or by the representative(s) on the relevant Exploration
Committee appointed or nominated by P.T.-RTZ pursuant to the PT-FI Participation Agreement or (as the case may be) the subsidiary of RTZ party to the PT-IRJA Agreements.

REPRESENTATIONS AND WARRANTIES

7.      (1)     FCX represents and warrants to RTZ that, except as
mentioned in Schedule 3 to this Agreement:

                (a) each of FCX and its subsidiaries which are to be parties to any of the Transaction Agreements is, or will be at the time of execution by any such subsidiary of any of the Transaction Agreements, a corporation duly organised, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has, or will have at the time of execution by it of any of the Transaction Agreements, the requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being or will be conducted. Each of FCX and such of its subsidiaries is, or will be at the time of execution by it of any of the Transaction Agreements, duly qualified to do business as a foreign corporation and is, or will be at the time of execution by it of any of the Transaction Agreements, in good standing in every jurisdiction in which the nature of the business conducted or properties owned or leased or the nature of its activities makes such qualification necessary
- -10-

                (b) FCX has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorised and approved by FCX's board of directors and no other corporate proceedings on the part of FCX are necessary to authorise this Agreement or the transactions contemplated hereby. This
Agreement constitutes a valid and binding agreement of FCX, enforceable against it in accordance with its terms, subject to bankruptcy, reorganisation, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to any limitations acts and to general equitable principles

                (c) the execution, delivery and performance by FCX of this Agreement and by its subsidiaries which are to be parties to any of the Transaction
Agreements of any of the Transaction Agreements to which they are to be parties does not and will not, with or without the passage of time or the giving of notice or both (i) contravene, conflict with, or result in a breach of or default under, any agreement, obligation or commitment to which FCX, or any of its subsidiaries which are to be parties to any of the Transaction Agreements is a party or by which FCX, or any of its subsidiaries which are to be parties to any of the Transaction
Agreements is bound, (ii) contravene any provision of any applicable law or permit to which FCX, or any of its subsidiaries which are to be parties to any of the Transaction
Agreements is subject, (iii) contravene any order, judgment or decree applicable to FCX, or any of its subsidiaries which are to be parties to any of the Transaction Agreements, (iv) conflict with, or result in a breach under, any term of the constitutional documents of FCX, or any of its subsidiaries which are to be parties to any of the Transaction Agreements or (v) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the property or assets of FCX, or any of its subsidiaries which are to be parties to any of the Transaction Agreements except, in the case of paragraphs (i), (ii), (iii) and (v), for any such items which, individually or in the aggregate, would not reasonably be expected (y) materially to impair the ability of FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements to consummate the transactions contemplated by this Agreement or the Transaction Agreements, or (z) materially to impair the ability of RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements to receive the benefit of the transactions contemplated by this Agreement or the Transaction Agreements
- -11-

                (d) no transfer, consent, licence, approval, waiver, authorisation or declaration of, and no filing or registration with, any governmental or regulatory authority or third party is required to be obtained or made by FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements in connection with the execution, delivery and performance of this Agreement (in the case of FCX) or any of the Transaction Agreements (in the case of its subsidiaries which are to be parties to the Transaction Agreements) or the consummation of the transactions contemplated hereby or thereby, other than such transfers, consents, licences, approvals, waivers, authorisations, declarations, filings or registrations, which, if not obtained or made, individually or in the aggregate, would not reasonably be expected (y) materially to impair the ability of FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements to consummate the transactions contemplated by this Agreement or the Transaction Agreements, or (z) materially to impair the ability of RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements to receive the benefit of the transactions contemplated by this Agreement or the Transaction Agreements

                (e) there is no action, suit, investigation or proceeding pending or (to the knowledge of FCX) threatened against FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements or any of their respective properties or assets by or before any court, arbitrator or governmental or regulatory authority, department, commission, board, bureau, agency or instrumentality, which questions the validity or enforceability of, or seeks to invalidate, this Agreement or any of the Transaction Agreements or any action taken or to be taken pursuant to this Agreement or any of the Transaction Agreements, or which has or is reasonably likely to have a material adverse effect on the ability of FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements to perform its or their respective obligations under this
Agreement or any of the Transaction Agreements and none of FCX and its subsidiaries which are to be parties to the Transaction Agreements is in default in any material respect with respect to any material judgment, order, writ, injunction, decree or award

                (f) each of FCX and its subsidiaries which are to be parties to the Transaction Agreements is in compliance in all material respects with all applicable laws, except where non-compliance, individually or in the aggregate, would or does not have or result in a material adverse effect on the ability of FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements to perform its or their respective obligations under this Agreement or any of the
- -12-

                        Transaction Agreements. None of FCX and its subsidiaries which are to be parties to the Transaction Agreements has received any notice of any alleged violation of law applicable to it from a governmental or regulatory authority of proper jurisdiction or any formal notice of any alleged violation of law applicable to it or any such subsidiaries from any other person, other than any alleged violation, which if proven, would not reasonably be expected to have or result in a material adverse effect on the ability of FCX or any of its subsidiaries which are to be parties to any of the Transaction
Agreements to perform its or their respective obligations under this Agreement or any of the Transaction Agreements

                (g) FCX is the sole registered and beneficial owner of 81.28% of the outstanding shares of PT-FI, 49% of the shares of P.T. Indocopper Investama
(an Indonesian Company which owns 9.36% of the shares of PT-FI) and 100% of the shares of Eastern Mining Company Inc., a Delaware corporation which owns 80% of the shares of P.T.
IRJA and FCX represents and warrants to RTZ that Eastern Mining Company Inc. is the sole registered and beneficial owner of 80% of the shares of P.T. IRJA and that it is the indirect owner of 100% of the shares of RTM. All such shares have been duly issued and are fully-paid or properly credited as fully-paid and are beneficially owned by FCX or the companies mentioned in the immediately preceding sentence free from all security interests, options, equities, claims, powers of attorney or other third party rights (including without limitation, rights of pre-emption) of any nature whatsoever. Without prejudice to the generality of the foregoing, no third party has any right to vote such shares (whether in whole or in part) or to exercise or enjoy any other rights
(including a right to dividends or to appoint directors) in relation to such shares

                (h) FCX has delivered to or made available to RTZ or its affiliates all geological data and other similar information in FCX's possession or control derived from PT-FI's, P.T. IRJA's or RTM's activities in the PT-FI Contract Area or, as the case may be, the Eastern Minerals
Contract Area or, as the case may be, Spain which any person interested in acquiring a participating interest in any of such areas would reasonably be expected to wish to see and all other information reasonably requested by RTZ or its Affiliates in FCX's possession or control concerning the PT-FI Contract of Work, the P.T. IRJA Contract of Work, PT-FI's operations in the PT-FI Contract Area, P.T.
IRJA's operations under the P.T. IRJA Contract of Work, RTM's area of operations and the disposal of Products
- -13-

                (i) FCX is not a party to any agreement or under any other obligation under or pursuant to which it agrees to procure that PT-FI shall create or give or permit to subsist in favour of any third party any Encumbrance over P.T.-RTZ's share of the Joint Account Assets or over any revenues allocated to PT-RTZ (or to which P.T.-RTZ is entitled) under the PT-FI Participation
Agreement.

        (2) RTZ represents and warrants to FCX that, except as mentioned in Schedule 4:

                (a) each of RTZ and its subsidiaries which are to be parties to any of the Transaction Agreements is, or will be at the time of execution by any such subsidiary of any of the Transaction Agreements, a corporation duly organised, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has, or will have at the time of execution by it of any of the Transaction Agreements, the requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being or will be conducted

                (b) RTZ has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorised and approved by RTZ's board of directors and no other corporate proceedings on the part of RTZ are necessary to authorise this Agreement or the transactions contemplated hereby. This
Agreement constitutes a valid and binding agreement of RTZ, enforceable against it in accordance with its terms, subject to bankruptcy, reorganisation, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to any limitations acts and to general equitable principles

                (c) the execution, delivery and performance by RTZ of this Agreement and by its subsidiaries which are to be parties to any of the Transaction
Agreements of any of the Transaction Agreements to which they are to be parties does not and will not, with or without the passage of time or the giving of notice or both (i) contravene, conflict with, or result in a breach of or default under, any agreement, obligation or commitment to which RTZ, or any of its subsidiaries which are to be parties to any of the Transaction Agreements is a party or by which RTZ, or any of its subsidiaries which are to be parties to any of the Transaction
Agreements is bound, (ii) contravene any provision of any applicable law or permit to which RTZ, or any of its subsidiaries which are to be parties to any of the Transaction
Agreements is subject, (iii) contravene any
- -14-
                        order, judgment or decree applicable to RTZ, or any of its subsidiaries which are to be parties to any of the Transaction Agreements, (iv) conflict with, or result in a breach under, any term of the constitutional documents of RTZ, or any of its subsidiaries which are to be parties to any of the Transaction Agreements or (v) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the property or assets of RTZ, or any of its subsidiaries which are to be parties to any of the Transaction Agreements except, in the case of paragraphs (i), (ii), (iii) and (v), for any such items which, individually or in the aggregate would not reasonably be expected (y) materially to impair the ability of RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements to consummate the transactions contemplated by this Agreement or the Transaction Agreements, or (z) materially to impair the ability of FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements to receive the benefit of the transactions contemplated by this Agreement or the Transaction Agreements

                (d) no transfer, consent, licence, approval, waiver, authorisation or declaration of, and no filing or registration with, any governmental or regulatory authority or third party is required to be obtained or made by RTZ or any of its subsidiaries which are to be parties to the Transaction Agreements in connection with the execution, delivery and performance of this Agreement or any of the Transaction Agreements
(as the case may be) or the consummation of the transactions contemplated hereby or thereby, other than such transfers, consents, licences, approvals, waivers, authorisations, declarations, filings or registrations, which if not obtained or made, individually or in the aggregate, would not reasonably be expected (y) materially to impair the ability of RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements to consummate the transactions contemplated by this Agreement or the Transaction Agreements, or (z) materially to impair the ability of FCX or any of its subsidiaries which are to be parties to any of the Transaction Agreements to receive the benefit of the transactions contemplated by this Agreement or the Transaction Agreements

                (e) there is no action, suit, investigation or proceeding pending or (to the knowledge of RTZ) threatened against RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements or any of their respective properties or assets by or before any court, arbitrator or governmental or regulatory authority, department, commission, board, bureau, agency or instrumentality, which questions the validity or enforceability of, or seeks to invalidate, this Agreement or any of the Transaction Agreements or
- -15-
                        any action taken or to be taken pursuant to this Agreement or any of the Transaction Agreements, or which has or is reasonably likely to have a material adverse effect on the ability of RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements to perform its or their respective obligations under this Agreement or any of the Transaction Agreements and none of RTZ and its subsidiaries which are to be parties to the Transaction Agreements is in default in any material respect with respect to any material judgment, order, writ, injunction, decree or award

                (f) each of RTZ and its subsidiaries which are to be parties to the Transaction Agreements is in compliance in all material respects with all applicable laws, except where non-compliance, individually or in the aggregate, would or does not have or result in a material adverse effect on the ability of RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements to perform its or their respective obligations under this Agreement or any of the Transaction Agreements. None of RTZ and its subsidiaries which are to be parties to the Transaction Agreements has received any notice of any alleged violation of law applicable to it from a governmental or regulatory authority of proper jurisdiction or any formal notice of any alleged violation of law applicable to it or any such subsidiaries from any other person, other than any alleged violation, which if proven, would not reasonably be expected to have or result in a material adverse effect on the ability of RTZ or any of its subsidiaries which are to be parties to any of the Transaction Agreements to perform its or their respective obligations under this
Agreement or any of the Transaction Agreements.

        (3) Each of FCX and RTZ represents and warrants to the other that, to the best of its knowledge, it is unaware of any facts or circumstances which have not been disclosed in this Agreement and which should have been disclosed to the other party in order to prevent the representations and warranties given by it in this Clause 7 from being materially misleading.

COVENANTS

8.      (1)     Each of FCX and RTZ covenants and agrees with the
other of them as follows:

                (a) It shall use its best endeavours and shall co-operate with the other of them to take or cause to be taken all acts and to do or cause to be done all things necessary, proper or desirable to enable the conditions set out in Clause 9 to be satisfied as soon as practicable after the date of this Agreement and to cause the consummation of
- -16-
                        the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

                (b) It will not knowingly or voluntarily take any action which could cause or constitute a breach of any of the representations and warranties on its part set out in Clause 7 or which would cause any of such respective representations and warranties to be materially inaccurate and in the event of its becoming aware of the occurrence of, or the pending or threatened occurrence of any such breach or inaccuracy, it will promptly notify the other of them of such breach or inaccuracy and use its reasonable efforts to prevent or remedy promptly such breach or inaccuracy.

                (c) It shall notify the other of them promptly of the receipt by it of any written comments of or other written notification fromany governmental or regulatory authority which relates in a material way to the other's interest in this Agreement or any of the transactions contemplated hereby and will supply the other of them with copies of all correspondence with any governmental or regulatory authority concerning such matters.

                (d) It shall, subject to obtaining the consent of the other (which shall not be unreasonably withheld), have the right to second a reasonable number of its staff or the staff of its Affiliates to the Affiliates of the other.

        (2) In addition to the covenants and agreements set out in Clause 8(1) above, FCX covenants and agrees with RTZ that,

                (a)     from and after the date of this Agreement,

                        (i) FCX shall not and FCX shall procure that none of its Affiliates shall enter into any agreement, contract, transaction, commitment, plan or arrangement or do any act or thing which may materially and adversely impair or affect the ability of any such or any other Affiliate of FCX to consummate any of the transactions contemplated by this Agreement

                        (ii) FCX shall procure that PT-FI shall comply with the covenants and undertakings on its part contained in Clauses 7.1, 7.2, 7.5.1.2, 9.4 and, except in respect of transactions disclosed in the Stock
Purchase Agreement, 9.6 of the PT-FI
Participation Agreement and Clauses
8(1)(b) and 8(1)(c) of the RTZ Loan
Agreement in the same manner as if it had
- -17-
                                executed each of the PT-FI Participation
Agreement and the RTZ Loan Agreement as of the date of this Agreement and

                (b) until the Effective Date, RTZ shall have the sole right (i) to propose as the subject of a Feasibility Study an Expansion Project which satisfies the criteria specified in, or agreed pursuant to, Clause 10.5 and which would be the first Approved Expansion Project and (ii) to determine that the Expansion Project which is the subject of such Feasibility Study shall be the first Approved Expansion Project, for which purpose the approval of the board of directors of FCX and the board of directors (and, if required under its constituent documents, the board of commissioners) of PT-FI shall be deemed to have been given and

                (c) without prejudice to the covenant on its part contained in Clause 8(1)(a), it will use its best endeavours to agree with RTZ a form of Intercreditor Agreement and Trust Agreement which protects the interests of the parties as envisaged in the Indonesian Documents and which, in the case of the Intercreditor Agreement, contains provisions reflecting the Bank Consent
Letters attached to this Agreement as Exhibit B and which, in the case of the Trust Agreement, contains provisions reflecting the Trust
Arrangements as described in Exhibit A to this Agreement and in the Bank Consent Letters, and to co-operate with RTZ in persuading the other parties to those Agreements to execute the same in the forms agreed between PT-FI and RTZ.

CONDITIONS PRECEDENT

9.      (1)     The obligations of each of FCX and RTZ to consummate:

                (a) the Indonesian Closing shall be subject to the satisfaction (or waiver by each of FCX and RTZ) at or prior to the Indonesian Closing of each of the following conditions:

                        (i) the consummation of the Indonesian Closing and the consummation of the transactions contemplated by each of the Indonesian
Documents shall not be prohibited by any order or injunction of a United States, English or Indonesian federal, state, national or provincial court of competent jurisdiction or by the European Court of Justice, or other governmental or regulatory authority of the United States, the European Union, the United Kingdom, or
Indonesia, and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Indonesian Closing or the transactions contemplated by
- -18-
                                any of the Indonesian Documents by any
United States, European, United Kingdom or
Indonesian federal, state, national or
provincial government or governmental
agency or other governmental or regulatory authority of the United States, European
Union, the United Kingdom or Indonesia,
that makes consummation of the Indonesian
Closing or such transactions illegal or
unlawful;

                        (ii) each of the other party and its Affiliates shall have complied in all material respects with its agreements and covenants contained in this Agreement to be performed on or prior to the Indonesian
Closing, and all representations and
warranties of each of the other party and its Affiliates contained in this Agreement or in any of the Indonesian Documents shall be true and correct in all material respects on and as of the Indonesian
Closing with the same effect as though
made on and as of the date of the
Indonesian Closing by reference to the
facts and circumstances then existing;

                (b) each of the P.T.-IRJA Closing and the Spanish Closing shall be subject to the satisfaction (or waiver by each of FCX and RTZ) at or prior to such Closing of each of the following conditions:

                        (i) the consummation of such Closing and the consummation of the transactions contemplated by each of the P.T.-IRJA
Agreements or, as appropriate, the Spanish
Documents shall not be prohibited by any order or injunction of a United States, English, Indonesian or Spanish federal, state, national or provincial court of competent jurisdiction or by the European
Court of Justice, or other governmental or regulatory authority of the United States, the European Union, the United Kingdom,
Indonesia or Spain, and there shall not
have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to such Closing or the transactions contemplated by any of the P.T.-IRJA Agreements or, as appropriate, the Spanish Documents by any United
States, European, United Kingdom,
Indonesian or Spanish federal, state,
national or provincial government or
governmental agency or other governmental or regulatory authority of the United
States, European Union, the United
Kingdom, Indonesia or Spain, that makes
consummation of such Closing or such
transactions illegal or unlawful;

                        (ii) each of the other party and its Affiliates shall have complied in all material respects with its agreements and covenants
- -19-
                                contained in this Agreement to be
performed on or prior to such Closing, and all representations and warranties of each of the other party and its Affiliates contained in this Agreement or in any of the P.T.-IRJA Agreements or, as appropriate, the Spanish Documents shall be true and correct in all material respects on and as of such Closing with the same effect as though made on and as of the date of such Closing by reference to the facts and circumstances then existing;

                        (iii)   the prior occurrence of the Indonesian
Closing.

        (2) The obligations of RTZ to consummate the Indonesian Closing shall be subject to the satisfaction (or waiver by RTZ) of each of the following additional conditions:

                        Legal Opinions

                        (i) RTZ, P.T.-RTZ and RTZ Lender shall each have received opinions of Indonesian counsel for PT-FI in form and substance reasonably requested by RTZ relating to the Indonesian Documents and the transactions contemplated thereby

                        (ii) RTZ, RTZ Lender and P.T.-RTZ shall each have received the opinion of Cravath
Swaine & Moore, U.S. counsel for lenders to the Banks in form and substance reasonably requested by RTZ relating to the Intercreditor Agreement and the
Security Agreements

                        Corporate Approvals

                        (iii) each of FCX and its subsidiaries which are to be parties to the Indonesian
Documents shall have delivered to
RTZ resolutions of the boards of
directors (and, where required under
their constituent documents, the
boards of commissioners) of FCX and
its subsidiaries which are to be
parties to the Indonesian Documents
respectively, duly certified by the
Secretary or President-Director of
each such company respectively,
authorising and approving the
transactions contemplated in the
Indonesian Documents to which such
company is to be party and
authorising execution of the same

                        (iv)    FCX shall have delivered to RTZ a
certificate of a Vice-President of FCX
dated the date of the Indonesian Closing,
- -20-
                                satisfactory in form and substance to RTZ,
certifying that (1) FCX has complied in
all material respects with its agreements and covenants contained in this Agreement to be performed on or prior to the date of the Indonesian Closing and (2) all representations and warranties on the part of FCX set out in Clause 7 of this Agreement are true and correct in all material respects on and as of the Indonesian Closing with the same effect as though made on and as of the date of the Indonesian Closing by reference to the facts and circumstances then existing

                        (v) each of the subsidiaries of FCX which are to be parties to the Indonesian Documents shall have delivered to RTZ a certificate of a duly authorised Director of each such subsidiary dated the date of the Indonesian Closing, satisfactory in form and substance to RTZ, certifying that all (if any) representations and warranties on their part set out in the Indonesian
Documents are true and accurate in all
material respects on and as of the
Indonesian Closing.

                        External Factors

                        (vi) from the date of this Agreement to the Indonesian Closing, no change (or any condition, event or development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, condition
(financial or otherwise), results of
operations, or prospects of PT-FI, P.T.
IRJA or the Indonesian Operations which
may reasonably be expected to affect
materially and adversely the operation of the PT-FI Participation Agreement, including, without limitation the benefit expected to be derived by RTZ therefrom

                        (vii) on or after the date of this Agreement there shall not have occurred any outbreak or escalation of hostilities involving Indonesia or the province of Irian Jaya or the declaration by Indonesia of war or an emergency in respect of any civil or military insurrection occurring nationally or in the province of Irian Jaya
- -21-

                        Incorporation of P.T.-RTZ

                        (viii)  the incorporation of P.T.-RTZ in
form and substance satisfactory to
RTZ

                        Basis of Tax

                        (ix) RTZ shall have been satisfied that P.T.- RTZ will be subject to Indonesian tax as defined in the Convention between the Government of Great Britain and Northern
Ireland and the Government of the Republic of Indonesia for the Avoidance of Double
Taxation and the Prevention of Fiscal
Evasion with respect to Taxes on Income
and Capital Gains on its profits from
Indonesian Operations calculated in
accordance with the laws of Indonesia by deducting from its proportionate share of revenues from Indonesian Operations costs and liabilities incurred in Indonesian
Operations or otherwise subject to the tax payable in Indonesia (on profits from Joint Operations calculated as above) which will be allowed as a credit against UK corporation tax under the provisions of
Section 790 of the Income and Corporation
Taxes Act 1988 of Great Britain

                        Indonesianisation

                        (x) RTZ shall have been satisfied that P.T.- RTZ will be required to introduce
Indonesian shareholding into P.T.-RTZ in accordance with Governmental Regulation
No.20 of 1994 (PP20) of the Republic of
Indonesia and not in the manner set out in
Article 24 of the PT-FI Contract of Work.

                        Governmental and Other Third Party Approvals

                        (xi)    PT-FI shall have received the prior
written approval, in form and substance
satisfactory to RTZ, of the Minister of
Mines and Energy, acting for and on behalf of the Government of the Republic of Indonesia, to the Assignment of an Interest in the PT-FI Contract of Work

                        (xii) RTZ shall have received such evidence as it may require (including, without limitation, the Intercreditor Agreement duly executed by the parties thereto other than P.T.-RTZ and RTZ Lender) that the lenders and other creditors referred to in
Schedule 5 to this Agreement have
released, waived or consented to any and all rights they may have to P.T.-RTZ's share of the Joint Account Assets (as defined in the PT-FI
- -22-

                                Participation Agreement) or any part
thereof or over any revenues allocated to P.T.-RTZ (or to which P.T.-RTZ is entitled) under the PT-FI Participation
Agreement or to the P.T.-RTZ Assets (as
defined in the PT-FI Participation
Agreement) and to the execution by PT-FI of the Assignment of an Interest in the PT-FI Contract of Work or as otherwise required in connection with the Security
Agreements

                        (xiii)RTZ shall have received the Security
Agreements duly executed by the parties
thereto other than PT-FI, RTZ Lender and (if it is a party thereto) PT-RTZ

                        (xiv) each of FTX and FCX shall have received the consent of the banks party to FTX's current credit facilities, in form and substance reasonably satisfactory to RTZ, to the definitive Indonesian Documents, and such consents shall not have been revoked

                        (xv) PT-FI shall have received the approval, if required, of the Co-ordinating Team for Management of Offshore Commercial Loans under Presidential Decree No.39 of 1991 and of Bank Indonesia in accordance with the Foreign Capital Investment Law (No.1 of 1967) (as amended) to the RTZ Loan
Agreement

                        (xvi)   RTZ shall have received in form and
substance satisfactory to it copies of any and all other resolutions, authorisations, approvals, consents and licences, corporate, governmental or otherwise necessary or desirable on the part of FCX, PT-FI or any of FCX's other subsidiaries which are to be parties to the Indonesian
Documents for the entry into and
performance by FCX, or, as the case may be, PT-FI or any of FCX's other subsidiaries which are to be parties to the Indonesian Documents of its respective obligations under the Indonesian Documents to which it is to be party, for the transactions and matters to be implemented thereunder and/or for the validity and enforceability against FCX or, as the case may be, PT-FI or any of FCX's other subsidiaries which are to be parties to the Indonesian Documents of the Indonesian
Documents to which it is to be party

        (3) The obligations of FCX to consummate the Indonesian Closing shall be subject to the satisfaction (or waiver by FCX) of each of the following additional conditions:
- -23-

                        Legal Opinion(s)

                        (i) FCX shall have received the opinion of Indonesian counsel for RTZ in form and substance reasonably requested by FCX relating to the PT-FI Participation
Agreement

                        Corporate Approvals

                        (ii) each of RTZ Lender and P.T.-RTZ shall have delivered to FCX resolutions of the boards of directors of RTZ Lender and P.T.-RTZ respectively, duly certified by the
Secretary of RTZ Lender and the President
Director of P.T.-RTZ respectively,
authorising and approving the transactions contemplated in the Indonesian Documents to which such company is to be party and authorising execution of the same

                        (iii)   RTZ shall have delivered to FCX a
certificate of the Secretary of RTZ dated the date of the Indonesian Closing, satisfactory in form and substance to FCX, certifying that (1) RTZ has complied in all material respects with its agreements and covenants contained in this Agreement to be performed on or prior to the date of the Indonesian Closing and (2) all representations and warranties on the part of RTZ set out in Clause 7 of this Agreement are true and correct in all material respects on and as of the Indonesian Closing with the same effect as though made on the date of the Indonesian
Closing by reference to the facts and
circumstances then existing

                        (iv) P.T.-RTZ shall have delivered to FCX a certificate of the President Director of P.T.-RTZ dated the date of the Indonesian
Closing, satisfactory in form and
substance to FCX, certifying that all of the representations and warranties on its part set out in the PT-FI Participation
Agreement are true and correct in all
material respects on and as of the
Indonesian Closing

                        Third Party Approvals

                        (v) FCX shall have received copies of the releases, waivers or consents by the Lenders and other creditors referred to in
Schedule 5 to this Agreement of any and
all rights they may have to P.T.-RTZ's
share of the Joint Account Assets (as
defined in the PT-FI Participation
Agreement) or any part thereof or over any revenues allocated to P.T.-RTZ (or to which P.T.-RTZ is entitled) under the PT-
FI Participation
- -24-

                                Agreement or to the P.T.-RTZ Assets (as
defined in the PT-FI Participation
Agreement) and to the execution by PT-FI of the Assignment of an Interest in the PT-FI Contract of Work or as otherwise required in connection with the Security
Agreements

                        (vi) each of FTX and FCX shall have received the consent of the banks party to FTX's current credit facilities, in form and substance reasonably satisfactory to FCX, to the definitive Indonesian Documents, and such consents shall not have been revoked.

        (4) The obligation of FCX to cause PT-FI to execute and deliver the Assignment of Interest in COW attached as Schedule 2 to the PT-FI Participation Agreement (and the obligation of PT-FI to so execute and deliver such Assignment) shall be subject to the satisfaction (or waiver by FCX) of the additional condition that the necessary Indonesian governmental consents or approvals shall have been obtained.

GUARANTEES

10.     (1)     (a)     FCX hereby unconditionally and irrevocably
undertakes and agrees with RTZ to cause the due and punctual performance, payment and observance by each of its subsidiaries (including, without limitation, PT-FI) which are parties to any of the Transaction Agreements, in whatever capacity, and its successors of all of the terms, covenants, conditions, agreements and undertakings on the part of each such subsidiary to be performed or observed under and in accordance with this Agreement or any of the Transaction Agreements (all of such terms, covenants, conditions, agreements and undertakings on the part of such subsidiaries being collectively the "FCX Guaranteed
Obligations") and agrees to indemnify RTZ and each of RTZ's subsidiaries which are parties to the Transaction Agreements against all loss, damage, liability, costs and expenses which RTZ or any such of RTZ's subsidiaries may suffer through or arising from any breach by any of FCX's subsidiaries which are parties to any of the Transaction Agreements of any of the FCX
Guaranteed Obligations. Should any of FCX's subsidiaries which are parties to any of the Transaction Agreements fail for any reason in any manner whatsoever to perform, pay or observe, or shall be relieved, precluded or excused for any reason (other than in accordance with the express terms of this Agreement or any of the Transaction Agreement) from performing, paying or observing any of the FCX Guaranteed
Obligations when the same shall be required to be performed, paid or observed under the terms of this Agreement or any of the Transaction
Agreements, FCX shall itself duly and punctually perform, pay or observe, or cause to be duly and
- -25-
                        punctually performed, paid or observed, the
obligations that any of FCX's subsidiaries which are parties to any of the Transaction Agreements failed to perform, pay or observe or was so relieved, precluded or excused (other than in accordance with the express terms of this Agreement or any of the Transaction Agreements).
The undertakings and agreements of FCX under this Clause 10(1) are referred to as the "FCX
Guarantee".

                (b) The obligations of FCX under the FCX Guarantee shall be irrevocable, absolute and unconditional and shall remain in full force and effect and shall not be released, discharged or impaired in any way for any reason, including, without limitation, by reason of: (i) any lack of validity or enforceability of, or the ability of any of FCX's subsidiaries which are parties to any of the Transaction Agreements or FCX to perform, pay or observe, the FCX Guaranteed
Obligations or this Agreement (including the FCX
Guarantee), (ii) the absence of any action to enforce the same, (iii) any waiver or consent by any of FCX's subsidiaries which are parties to any of the Transaction Agreements with respect to any provisions of this Agreement or the Transaction Agreements, (iv) the recovery of or any failure to recover any judgment against any of FCX's subsidiaries which are parties to any of the Transaction Agreements, (v) any extension of the time for performance of any FCX
Guaranteed Obligations or this Agreement, (vi) the presence or absence of any action to enforce the FCX Guaranteed Obligations or this Agreement or (vii) any bankruptcy or reorganisation or similar proceeding involving any of FCX's subsidiaries which are parties to any of the Transaction Agreements or FCX or the rejection of this Agreement or any of the Transaction
Agreements in the course of or as a result of such proceeding.

                (c) If RTZ or any of RTZ's subsidiaries which are parties to any of the Transaction Agreements is required by any court or otherwise to return to FCX, any Affiliate of FCX or any custodian trustee, debtor in possession, liquidator or other similar person, entity or official acting in relation to FCX or any such Affiliate of FCX, any amount paid by FCX or any such Affiliate of FCX and FCX's obligations under the FCX
Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect, as though such payment by FCX or any such Affiliate of FCX had not been made.

                (d) FCX hereby irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to the FCX Guaranteed
Obligations, the FCX Guarantee and this
Agreement.
- -26-

                (e) FCX hereby irrevocably waives any requirement that RTZ or any of RTZ's subsidiaries which are parties to any of the Transaction Agreements pursue or exhaust any right or take any action whatsoever against or with respect to any other person or any other security.

        (2)     (a)     RTZ hereby unconditionally and irrevocably
undertakes and agrees with FCX to cause the due and punctual performance, payment and observance by each of its subsidiaries which are parties to any of the Transaction Agreements, in whatever capacity, and its successors of all of the terms, covenants, conditions, agreements and undertakings on the part of each such subsidiary to be performed or observed under and in accordance with this Agreement or any of the Transaction Agreements (all of such terms, covenants, conditions, agreements and undertakings on the part of such subsidiaries being collectively the "RTZ Guaranteed
Obligations") and agrees to indemnify FCX and each of FCX's subsidiaries which are parties to the Transaction Agreements against all loss, damage, liability, costs and expenses which FCX or any such of FCX's subsidiaries may suffer through or arising from any breach by any of RTZ's subsidiaries which are parties to any of the Transaction Agreements of any of the RTZ
Guaranteed Obligations. Should any of RTZ's subsidiaries which are parties to any of the Transaction Agreements fail for any reason in any manner whatsoever to perform, pay or observe, or shall be relieved, precluded or excused for any reason (other than in accordance with the express terms of this Agreement or any of the Transaction Agreements) from performing, paying or observing any of the RTZ Guaranteed
Obligations when the same shall be required to be performed, paid or observed under the terms of this Agreement or any of the Transaction
Agreements, RTZ shall itself duly and punctually perform, pay or observe, or cause to be duly and punctually performed, paid or observed, the obligations that any of RTZ's subsidiaries which are parties to any of the Transaction Agreements failed to perform, pay or observe or was so relieved, precluded or excused (other than in accordance with the express terms of this Agreement or any of the Transaction Agreements).
The undertakings and agreements of RTZ under this Clause 10(2) are referred to as the "RTZ
Guarantee".

                (b) The obligations of RTZ under the RTZ Guarantee shall be irrevocable, absolute and unconditional and shall remain in full force and effect and shall not be released, discharged or impaired in any way for any reason, including, without limitation, by reason of: (i) any lack of validity or enforceability of, or the ability of any of RTZ's subsidiaries which are parties to any of the Transaction Agreements or RTZ to perform, pay or observe, the RTZ
- -27-

                        Guaranteed Obligations or this Agreement
(including the RTZ Guarantee), (ii) the absence of any action to enforce the same, (iii) any waiver or consent by any of RTZ's subsidiaries which are parties to any of the Transaction
Agreements with respect to any provisions of this Agreement or the Transaction Agreements,
(iv) the recovery of or any failure to recover any judgment against any of RTZ's subsidiaries which are parties to any of the Transaction
Agreements, (v) any extension of the time for performance of any RTZ Guaranteed Obligations or this Agreement, (vi) the presence or absence of any action to enforce the RTZ Guaranteed
Obligations or this Agreement or (vii) any bankruptcy or reorganisation or similar proceeding involving any of RTZ's subsidiaries which are parties to any of the Transaction
Agreements or RTZ or the rejection of this Agreement or any of the Transaction Agreements in the course of or as a result of such proceeding.

                (c) If FCX or any of FCX's subsidiaries which are parties to any of the Transaction Agreements is required by any court or otherwise to return to RTZ, any Affiliate of RTZ or any custodian trustee, debtor in possession, liquidator or other similar person, entity or official acting in relation to RTZ or any such Affiliate of RTZ, any amount paid by RTZ or any such Affiliate of RTZ and RTZ's obligations under the RTZ
Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect, as though such payment by RTZ or any such Affiliate of RTZ had not been made.

                (d) RTZ hereby irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to the RTZ Guaranteed
Obligations, the RTZ Guarantee and this
Agreement.

                (e) RTZ hereby irrevocably waives any requirement that FCX or any of FCX's subsidiaries which are parties to any of the Transaction Agreements pursue or exhaust any right or take any action whatsoever against or with respect to any other person or any other security.

ALTERNATIVE ARRANGEMENTS

11.     (1)     Should the Indonesian Closing not have occurred for
any reason prior to or on 31 December 1996, RTZ shall have the option at its absolute discretion to elect by written notice to FCX within a period of 30 days thereafter that

                (a) this Agreement shall lapse in which event it shall so lapse and neither party shall have any further obligations to the other hereunder save of any breaches of this Agreement occurring prior to such time or
- -28-

                (b)     (i)     FCX shall enter into formal undertakings
providing that the parties will operate
under the Transaction Agreements and FCX shall guarantee that RTZ and its Affiliates will receive the equivalent financial benefits which would have been received by RTZ and its Affiliates pursuant to the terms of the Transaction
Agreements and

                        (ii) the Exploration Obligation shall apply to RTZ and RTZ shall in addition provide up to $750,000,000 for Approved Expansion
Projects in accordance with the PT-FI
Participation Agreement through other
means (if necessary) and on such terms
reasonably satisfactory to RTZ and FCX
which provide the parties with the
equivalent financial benefits which would have been received by RTZ, FCX and their respective Affiliates pursuant to the terms of the Indonesian Documents.

        (2) Should PT-FI be unable to obtain Advances under the RTZ Loan Agreement for reasons other than the operation of Clauses 4(2)(a) or 4(2)(b) of the RTZ Loan Agreement, RTZ will use all reasonable endeavours to provide the funding which would have been provided under the RTZ Loan Agreement through other means reasonably satisfactory to RTZ and FCX. Any such funds will be repayable solely through utilisation of 100% of Incremental Expansion Cashflow resulting from Approved Expansion Projects as defined in the PT-FI Participation Agreement.

SURVIVAL OF REPRESENTATIONS, WARRANTIES
AND AGREEMENTS, ETC

12. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, except that the representations and warranties contained in Clauses 7(1)(e), 7(1)(f), 7(1)(h), 7(2)(e) and 7(2)(f) shall survive the execution and delivery of this Agreement only until the date which is two years after the Effective Date. All statements contained in any certificate or other instrument delivered by either party pursuant to this Agreement or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties by such party under this Agreement. All agreements contained in this Agreement shall survive indefinitely until, by their respective terms, they are no longer operative.

EXPENSES

13. Except as otherwise provided herein, each of FCX and RTZ shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and of the Indonesian Documents or the Spanish Documents and the transactions contemplated hereby or thereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.
- -29-

INDEMNITIES

14. FCX shall indemnify, defend and hold harmless RTZ against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements made by FCX in this Agreement. RTZ shall indemnify, defend and hold harmless FCX against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements made by RTZ in this Agreement.

        CONFIDENTIALITY AND PUBLIC STATEMENTS

15.     (1)      Except as otherwise provided in this Clause 15, the
terms and conditions of this Agreement, and all data, reports, records and other information of any kind treated or defined as Confidential Information in any of the Transaction Agreements
(such terms, conditions, data, reports, records and information being in this Clause 15 "Confidential Information") shall be treated by the parties as confidential and neither party shall reveal or otherwise disclose such Confidential Information to third parties without the prior written consent of the other party. The foregoing restrictions shall not apply to the disclosure of Confidential Information pursuant to applicable law, the PT-FI Contract of Work or the PT-IRJA Contract of Work, the rules and regulations administered by the Securities & Exchange Commission, the rules of London Stock Exchange or of any stock or securities exchange on which the shares or stock of either of the parties or any of its Affiliates may from time to time be listed or as permitted by the terms of any of the Transaction Agreements or to any Affiliate (other than CRA Limited and any of its subsidiaries unless and until CRA Limited becomes a subsidiary of
RTZ), to any public or private financing agency or institution or to any third party to which either party contemplates the transfer, sale, encumbrance or other disposition of all or part of its interest in the Indonesian Operations or RTM's Spanish operations or in its subsidiaries having interests in the same provided that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed, and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Clause 15. In addition, (a) the foregoing restrictions shall not apply to Confidential Information which otherwise comes into the public domain and (b) notwithstanding anything to the contrary in this Clause 15, each party is permitted to use and disclose data arising from any of the operations the subject of this Agreement or any of the Transaction Agreements in its annual audited financial statements and notes thereto.

        (2) Should either FCX or RTZ be required to disclose Confidential Information to any government and appropriate agencies and departments thereof, to the extent required by law, the rules of the Securities & Exchange Commission or the London Stock Exchange or otherwise in response to a legitimate request for such Confidential
- -30-

Information, the party so required shall immediately and prior to any disclosure notify the other party hereto of such requirement and the terms thereof prior to such submission.

        (3) Except as may be required by applicable law or any listing agreement with any national securities exchange or the rules of the London Stock Exchange or of any stock exchange on which the shares or stock of either of the parties or any of its Affiliates may from time to time be listed, neither party to this Agreement shall issue any press release or make any public announcement or public disclosure with regard to any of the operations the subject of this Agreement or any of the Transaction Agreements including Confidential and non-Confidential Information, unless either (i) a draft of the proposed press release has been provided to the other party hereto at least twenty-four hours prior to its proposed release in order to permit such party to comment thereon or (ii) such press release or other public statement contains factual information (or discussion or analysis of or comment based upon such factual information) previously provided to such party by the other party provided that neither will present projections or forward-looking information that is attributed to the other party or any of its Affiliates without the prior written consent of the other party.

FURTHER ASSURANCES

16. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Indonesian Documents and the Spanish Documents and the consummation of the transactions contemplated hereby and thereby.

FORCE MAJEURE

17. The obligations of the parties to this Agreement, other than the payment of money provided hereunder, shall be suspended and any period of time mentioned in this Agreement shall be extended to the extent and for the period that performance or the ability of one or both of the parties to exercise rights or carry out obligations or otherwise act as permitted by or in accordance with this Agreement is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control. The affected party shall promptly give notice to the other party of the suspension of performance, stating therein the nature of the suspension, the reasons therefor and the expected duration thereof and the affected party shall resume performance as soon as reasonably possible.
GOVERNING LAW

18. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each of FCX and RTZ hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction, except for the purposes of or proceedings regarding enforcement, which may
- -31-
take place in any relevant jurisdiction, of the courts of the State of New York located in the Borough of Manhattan and of the United States of America located in the Borough of Manhattan (the "New York Courts") for any litigation arising out of or relating to this Agreement, waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

SPECIFIC PERFORMANCE

19. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

NOTICES

20. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

        (a)     If to FCX, to it at:  1615 Poydras Street
                                  New Orleans
                                  LA 70112
                                  USA
                Attention:            General Counsel
                with a copy to:       Davis Polk & Wardwell
                                  450 Lexington Avenue
                                  New York
                                  NY 10017
                                  USA
                Attention:            E. Deane Leonard



        (b)     If to RTZ, to it at:  6 St. James's Square
                                  London SW1Y 4LD
                                  England
                Attention:            The Secretary
                with a copy to:       Fried, Frank, Harris, Shriver &
Jacobson
                                  One New York Plaza
                                  New York
                                  New York 10004-1980
                                  USA
- -32-

            Attention:            Allen Isaacson
            with a copy to:       Arthur Robinson & Hedderwicks
                                  Stock Exchange Centre
                                  530 Collins Street
                                  Melbourne
                                  Australia
            Attention:            Bruce Johnston

BINDING EFFECT:  ASSIGNMENT

21. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights hereunder may be assigned by either FCX or RTZ without the consent of the other of them.

AMENDMENT AND MODIFICATION

22. This Agreement may be amended, modified, supplemented or waived only by written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

HEADINGS; REFERENCES; EXECUTION IN COUNTERPARTS;
INTERPRETATION

23. All article, section, schedule, exhibit and paragraph references are to this Agreement, unless otherwise expressly provided. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

ENTIRE AGREEMENT

24. This Agreement, the Schedules and Exhibits attached hereto constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.



SEVERABILITY

25. If part of this Agreement is, or is found to be, illegal, invalid or unenforceable under applicable law and either the Indonesian Closing has taken place or, notwithstanding such illegality, invalidity or unenforceability, the Indonesian Closing may still take place, then the remaining clauses of this Agreement shall continue in full force and effect.
- -33-

IN WITNESS whereof the parties have executed this Agreement the day and year first before written.
- -34-

        SCHEDULE 1
        PT-FI Participation Agreement


See the document attached and marked "X".

- -35-

        SCHEDULE 2
        RTZ Loan Agreement


See the document attached and marked "Y".

- -36-

        SCHEDULE 3
        Exceptions to Representations and Warranties of FCX

7(1)(c)(i)

1. PT-FI and PR-IRJA will require the approval of the Minister of Mines and Energy of the Government of the Republic of Indonesia in accordance with the provisions of Article 29 of their respective COWs prior to execution and delivery of the "Deed of Assignment of Interest in COW" in respect of such COWs.

2. Substantially all of PT-FI's assets have been pledged to the banks under the existing Chemical credit facilities.
However, agreements in principle have been reached with the bank agent under the current corporate credit facilities
(and FCX's and PT-FI's agents under new corporate credit facilities to be entered into after the "Spin-off") pursuant to which they have agreed to underwrite the existing and proposed new credit facilities, subject to (i) their consent to final terms of the PT-FI Participation Agreement, the RTZ
Loan Agreement and all other documentation related thereto,
(ii) their consent to the form and substance of the trust and intercreditor agreements related thereto, and (iii) the amendment of the current corporate credit facility documentation in conformity with the bank lenders' letters of consent.

3. For purposes of this schedule, consents will be required from the lenders under the Term Loan and Working Capital
Agreement among Rio Tinto Metal, S.A., the lenders party thereto and Barclays Bank PLC as agent, and under related documents.

7(1)(c) (ii)

None.

7(1)(c)(iii)

None.

7(1)(c)(iv)

None.

7(1)(c)(v)

None, other than as created by the Transaction Agreements.

7(1)(d)

- -37-

1. PT-FI and PT-IRJA will require the approval of the Minister of Mines and Energy of the Government of the Republic of Indonesia in accordance with the provisions of Article 29 of their respective COWs prior to execution and delivery of the "Deed of Assignment of Interest in COW" in respect of such COWs.

2. Governmental and/or regulatory consents may be needed in respect of the Spanish Documents, depending upon the structure of the transactions.

3.      For bank consents, see 7(1)(c)(i) above.

7(1)(g)

1. The PT-FI shares owned by FCX will be pledged to the bank lenders under the corporate credit facility to be entered into after the "Spin-off" and under which FCX and PT-FI will be the borrowers and under the proposed new FM Properties Operating Company ("FMPO") credit facility as security for FCX's guarantee of a portion of FMPO's debt. Agreements in principle regarding the RTZ transaction have been executed as of April 27, 1995 with the agents for the lenders under the new proposed credit facilities pursuant to which such agents have agreed to underwrite the new credit facilities subject to: (i) approval of the final terms of the PT-FI Participation Agreement, the RTZ Loan Agreement and all documentation related thereto, (ii) consent to the form and substance of the trust and intercreditor agreements related thereto, and (iii) amendment of the current credit facilities in conformity with the bank lenders' letters of consent.

2. Pursuant to its guarantee of the 9% Senior Secured Notes of P.T. AlatieF Freeport Finance Company B.V. due 2001, FCX has pledged its PT-FI stock equally and ratably with the other secured parties.

3. Pursuant to a contemplated amendment to the Note Agreement dated as of June 11, 1992, as amended and restated, between FMPO and certain lenders (the Pel-Tex Note), FCX will guarantee a portion of the debt of FMPO under the Pel-Tex
Note and will secure such guarantee by a pledge of the shares of PT-FI held by FCX.

4. Pursuant to a contemplated amendment to the Credit Agreement dated February 6, 1992 between Circle C Land Corp. and Texas
Commerce Bank, as amended, FCX will guarantee a portion of the debt of Circle C Land Corp. under this Credit Agreement and will secure such guarantee by a pledge of the shares of PT-FI held by FCX.

5. Pursuant to that certain letter agreement dated July 1, 1976, the Government of the Republic of Indonesia has a pre-emptive right to purchase such proportion of any new shares issued by PT-FI as is necessary to maintain the same percentage ownership of all issued and outstanding PT-FI shares as it had immediately prior to the issuance of such new shares.
- -38-

6.      Pursuant to that certain letter agreement, dated November
11, 1993 between PT-FI and PT Indocopper Investama
Corporation (PTIIC), PTIIC has a five-year option to purchase PT-FI shares from FCX under certain conditions should PTIIC wish to restore the 10% ownership of PT-FI it had prior to the issuance in December, 1993 and January, 1994 of new PT-FI shares to FCX.

7. The Articles of Association of PT-IRJA provide pre-emptive rights for each shareholder to purchase such proportion of any new share issued by PT-IRJA as is necessary to maintain the same percentage ownership of all issued and outstanding
PT-IRJA shares as it had immediately prior to the issuance of such new shares.

- -39-

        SCHEDULE 4
        Exceptions to Representations and Warranties of RTZ

1.      Indonesia

        (a)     7(2)(a), 7(2)(c)(ii), 7(2)(d) and 7(2)(f)

                The following approvals and other actions are required for the due formation of each of PT-RTZ and PT-RTZ2 and to enable each of them to execute, deliver and perform its obligations under the Transaction
Agreements to which it is to be party, to consummate the transactions contemplated thereby and to carry on its business in compliance with applicable laws:

                  (i) the approval and recommendation of the Minister of Mines and Energy of the Republic of Indonesia to the investments proposed to be made by it pursuant to the Transaction
Agreements;

                (ii) the approval and recommendation of the Capital Investment Board of the Republic of Indonesia to the investments proposed to be made by it pursuant to the Transaction Agreements;

                (iii) the grant of an investment licence pursuant to the Foreign Capital Investment Law of the
Republic of Indonesia (No 1 of 1967) as
amended);

                 (iv) the approval to the Articles of Association of that company (as contained in its Deed of Establishment) of the Minister of Justice of the Republic of Indonesia, the registration of that Deed of Establishment at the District Court of the company's domicile and the publication of those Articles of Association in the State
Gazette of the Republic of Indonesia.

        (b)     7(2)(c)(ii), 7(2)(d) and 7(2)(f)

                The following further approvals and other actions are required in order that each of PT-RTZ and PT-RTZ2 may execute, deliver and perform its obligations under the Transaction Agreements to which it is party, to consummate the transactions contemplated thereby and to carry on its business in compliance with applicable laws:

                  (i) the issue of a tax registration number in accordance with the Income Tax Law (1983);

                 (ii) the issue of certain operating and business licences under applicable regulations;
- -40-

                (iii) the approval of Bank Indonesia to borrowings undertaken by it for these purposes;

                 (iv) the prior approval of the Minister of Mines and Energy of the Republic of Indonesia in accordance with the provisions of the PT-
FI Contract of Work and the PT-IRJA
Contract of Work to the execution and
delivery of the Assignment of Interest in the Contract of Work in relation thereto;

                  (v) (in relation to the RTZ Loan) the approval (if required) of the Co-ordinating Team for Management of Offshore Commercial Loans under Presidential Decree No 39 of 1991 and of Bank Indonesia in accordance with the Foreign Capital Investment Law (No 1 of 1967) as amended of the Republic of Indonesia.

        (c)     7(2)(d) and 7(2)(f)

                If RTZ is to participate in the PT-IRJA Agreements by way of a shareholding in PT-IRJA, particulars of that shareholding must be reported to the Capital
Investment Board of the Republic of Indonesia and, in accordance with applicable policy, the prior approval of the Minister of Mines and Energy is required.

2.      Spain

        Governmental and/or regulatory consents may be needed in respect of the Spanish Documents, depending upon the structure of the transactions.
- -41-

        SCHEDULE 5
        Lenders and Other Creditors whose consent/release is required

1. Under the Amended and Restated Credit Agreement dated as of June 1, 1993 among FTX, FRP, the Banks party thereto and
Chemical Bank as Agent; the Credit Agreement dated as of October 27, 1989, as amended and restated as of June 1, 1993 among PT-FI, FTX, FCX, the Banks party thereto, First Trust,
National Association, as trustee, and Chemical Bank, as Agent; the Credit Agreement dated as of June 11, 1992, as amended, among FMPO, FTX, the Banks party thereto and Chemical Bank as Agent and Collateral Agent for the Banks, substantially all or PT-FI's assets have been pledged to the bank group. However, agreements in principle regarding the RTZ transaction have been executed as of April 27, 1995 with Chemical Bank, as Agent for the existing and proposed new credit facilities, and Chase Manhattan Bank (National
Association), as the Agent for the proposed credit facilities, pursuant to which such Agents have agreed to underwrite such agreement in principle.

2. PT-FI's current bank lenders under its corporate credit facility (and FCX's and PT-FI's lenders under new corporate credit facilities to be entered into after the "Spin-off") have reserved the right (i) to consent to the PT-FI Participation Agreement, the RTZ Loan Agreement and all other documentation related thereto, (ii) to consent to the form and substance of the trust and intercreditor agreements related thereto, (iii) to obtain a security interest in FCX's and PT-FI's interests in the PT-FI Participation Agreement, the RTZ Loan Agreement and all other documentation related thereto, and (iv) to approve the amendment of the current PT-FI corporate credit facility documentation in conformity with the bank lenders' letters of consent.

3. Such other lenders, creditors and other third parties whose contracts with PT-FI and/or FCX prohibit or restrict:

        (a)     the execution and delivery by PT-FI of the PT-FI
Participation Agreement and the consummation of the transactions contemplated thereby, including without limitation, (i) the execution and delivery of the Assignment of an Interest in the Contract of Work,
(ii) the formation of the Participation, (iii) all Joint Account Assets being held by the Operator in the name of PT-FI but being and remaining the property of PT-FI and PT-RTZ severally in proportion to their respective Participating Interests, (iv) the making available to the Participation, of, among other things, the interest of PT-FI in the PT-FI Contract of Work, PT-FI's share of the Joint Account Assets and the PT-FI Available Assets and (v) the allocation by PT-FI of rights in relation to Incremental Expansion
Cashflow;

        (b) the Disposal by PT-FI, on an unencumbered basis, of any present or future property or assets or any interests in them;
- -42-

        (c) the granting by PT-FI of Encumbrances over any of its property or assets, in particular, on a first priority basis.
- -43-

                               FREEPORT-McMoRan COPPER & GOLD INC.

                                  By  /s/ George A. Mealey

                                  Name:  George A. Mealey

                                  Title: President


                                 THE RTZ CORPORATION PLC

                                  By /s/ R. Adams

                                  Name:  Robert Adams

                                  Title: Director



        - 46 -